EXHIBIT 99.1

European Wax Center, Inc. Reports Second Quarter Fiscal 2022 Results

Raises full year expectations for new center openings

Reiterates fiscal 2022 financial outlook

Second Quarter Fiscal 2022 versus 2021

•
System-wide sales of $231.1 million increased 5.7%
•
Total revenue of $53.4 million increased 11.4%
•
Same-store sales increased 6.7%
•
Delivered GAAP net income of $2.0 million and Adjusted EBITDA of $18.6 million
•
Completed debt refinancing and issued $3.30 per share special dividend

Plano, TX, August 4, 2022 - Today, European Wax Center, Inc. (NASDAQ: EWCZ), the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States, reports financial results for the 13 and 26 weeks ended June 25, 2022.

David Berg, Chief Executive Officer of European Wax Center, Inc., stated: “We are pleased with our performance in the first half of the year as our second quarter was in line with our expectations and reflects the continued execution of our long-term growth initiatives. Our marketing capabilities continue to drive guest retention, and we generated strong Wax Pass sales this quarter. Furthermore, we opened 19 net new centers in the second quarter, primarily fueled by our existing franchisee base that represents over 90% of expected 2022 new center openings. Our strong development pipeline continues to expand, underscoring the attractiveness of our business model and unit economics for our franchise partners. As a result, we are raising our outlook for fiscal 2022 net new center openings to 83 to 85.”

Mr. Berg continued, “While we are mindful of the inflationary environment and its near-term impact on the consumer, we are confident that the recurring nature of our services as well as the unparalleled experience that European Wax Center provides will remain an integral part of our guests’ personal care and beauty routines. Our guests continue to demonstrate enthusiasm for the brand, and we are excited to lead the category from a position of strength. We view the current operating environment as an opportunity to continue to grow market share.”

Results for the Second Quarter of Fiscal 2022 versus Fiscal 2021

•
The Company opened 19 net new centers and ended the quarter with 893 centers, representing an increase of 9.6% versus 815 centers in the prior year period.
•
System-wide sales of $231.1 million grew 5.7% from $218.5 million in the prior year period, primarily driven by increased spend by guests at existing centers and net new centers opened over the past twelve months.
•
Total revenue of $53.4 million increased 11.4% from $47.9 million in the prior year period.
•
Same-store sales increased 6.7%.
•
Selling, general and administrative expenses (“SG&A”) of $15.2 million increased 24.7% from $12.2 million in the prior year period. SG&A as a percent of total revenue increased 300 basis points to 28.5%, primarily due to increased stock-based compensation and insurance needed to operate as a public company.
•
Interest expense of $8.1 million, including a $2.0 million loss on debt extinguishment, increased from $4.6 million in the prior year period due to a higher outstanding debt balance following the Company’s refinancing in April 2022.
•
Net income of $2.0 million decreased $5.7 million from $7.7 million and Adjusted Net Income of $7.4 million decreased $2.5 million from $9.9 million in the prior year period.
•
Adjusted EBITDA of $18.6 million decreased 5.9% from $19.8 million in the prior year period, primarily due to increased expenses needed to operate as a public company.

Year-to-Date Results through the Second Quarter of Fiscal 2022 versus Fiscal 2021

•
The Company opened 40 net new centers in the first half of fiscal 2022.
•
System-wide sales of $438.0 million grew 16.7% from $375.5 million in the prior year-to-date period, primarily driven by increased spend by guests at existing centers and net new centers opened over the past twelve months. Additionally, sales in the prior year-to-date period were constrained by COVID restrictions affecting many of our centers.
•
Total revenue of $98.8 million increased 16.8% from $84.6 million in the prior year-to-date period.
•
Same-store sales increased 16.0%.

•
SG&A of $30.7 million increased 31.9% from $23.3 million in the prior year-to-date period. SG&A as a percent of total revenue increased 360 basis points to 31.1%, primarily due to increased stock-based compensation, insurance and headcount needed to operate as a public company.
•
Net income of $6.1 million decreased $2.8 million from $8.8 million and Adjusted Net Income of $16.0 million increased $3.2 million from $12.8 million in the prior year-to-date period.
•
Adjusted EBITDA of $33.8 million increased 4.5% from $32.3 million in the prior year-to-date period.

Balance Sheet and Cash Flow

The Company ended the second quarter with $31.2 million in cash and cash equivalents, $10.9 million in restricted cash, $400.0 million in borrowings outstanding under its senior secured notes and no outstanding borrowings under its revolving credit facility. Net cash provided by operating activities totaled $17.6 million.

Fiscal 2022 Outlook(1)

	Fiscal 2022 Outlook (Current)	Fiscal 2022 Outlook (Prior)
New Center Openings, Net	83 to 85	70 to 72
System-Wide Sales	$875 million to $915 million	$875 million to $915 million
Total Revenue	$199 million to $209 million	$199 million to $209 million
Same-Store Sales	9.5% to 10.5%	9.5% to 10.5%
Adjusted Net Income(2)	$24 million to $28.5 million	$24 million to $28.5 million
Adjusted EBITDA	$69.5 million to $72.5 million	$69.5 million to $72.5 million

——————————————

(1) Fiscal 2022 guidance includes a 53rd week in the fourth quarter. The Company estimates its contribution to the top and bottom line will be worth approximately one half of an average fourth quarter week. The Company's outlook assumes no meaningful change from today in consumer behavior driven by inflationary pressures or the COVID-19 pandemic and no further impacts from incremental tightening in the labor market beyond what we see today.

(2) Given the Company’s ownership structure and current expectations of its valuation allowance, the Adjusted net income outlook assumes negligible corporate tax expense for fiscal 2022.

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Webcast and Conference Call Information

European Wax Center, Inc. will host a conference call to discuss second quarter fiscal 2022 results today, August 4, 2022, at 5:00 p.m. ET/4:00 p.m. CT. To access the conference call dial-in information, analysts should click here to register online at least 15 minutes before the start of the call. All other participants are asked to access the earnings webcast via https://investors.waxcenter.com. A replay of the webcast will be available two hours after the call and archived on the same web page for one year.

About European Wax Center, Inc.

European Wax Center, Inc. (NASDAQ: EWCZ) is the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States providing guests with an unparalleled, professional personal care experience administered by highly trained wax specialists within the privacy of clean, individual waxing suites. European Wax Center, Inc. continues to revolutionize the waxing industry with their innovative Comfort Wax® formulated with the highest quality ingredients to make waxing a more efficient and relatively painless experience. Delivering a 360-degree guest experience, they also offer a collection of proprietary products to help enhance and extend waxing results. Founded in 2004, European Wax Center, Inc. is headquartered in Plano, Texas. Its network includes 893 centers in 45 states as of June 25, 2022. For more information, including how to receive your first wax free, please visit: https://waxcenter.com.

Forward-Looking Statements

This press release includes “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.'s strategy, outlook and growth prospects, its operational and financial outlook for fiscal 2022 and its long-term targets and algorithm, including but not limited to statements under the heading “Fiscal 2022 Outlook” and statements by European Wax Center’s executive. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management's current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: potential future impacts of the COVID-19 pandemic, including from variants thereof; the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its managements, employees, information systems and internal controls; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the Company’s substantial indebtedness; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises, such as the COVID-19 pandemic on the Company’s operations and financial performance; the impact of inflation and rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 25, 2021 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted net income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, and other one-time expenses.

We define Adjusted net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, debt extinguishment costs and other one-time expenses. Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Glossary of Terms for Our Key Business Metrics

System-Wide Sales. System-wide sales represent sales from same day services, retail sales and cash collected from wax passes for all centers in our network, including both franchisee-owned and corporate-owned centers. While we do not record franchised center sales as revenue, our royalty revenue is calculated based on a percentage of franchised center sales, which are 6.0% of sales, net of retail product sales, as defined in the franchise agreement. This measure allows us to better assess changes in our royalty revenue, our overall center performance, the health of our brand and the strength of our market position relative to competitors. Our system-wide sales growth is driven by net new center openings as well as increases in same-store sales.

Same-Store Sales. Same-store sales reflect the change in year-over-year sales from services performed and retail sales for the same-store base. We define the same-store base to include those centers open for at least 52 full weeks. This measure highlights the performance of existing centers, while excluding the impact of new center openings and closures. We review same-store sales for corporate-owned centers as well as franchisee-owned centers. Same-store sales growth is driven by increases in the number of transactions and average transaction size.

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 25, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$31,190	$43,301
Restricted cash	10,866	—
Accounts receivable, net	9,880	6,656
Inventory	22,979	19,423
Prepaid expenses and other current assets	7,033	5,927
Total current assets	81,948	75,307
Property and equipment, net	3,234	3,863
Operating lease right-of-use assets	5,748	—
Intangible assets, net	192,508	201,995
Goodwill	328,551	328,551
Other non-current assets	5,141	3,723
Total assets	$617,130	$613,439
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$22,475	$23,155
Long-term debt, current portion	4,000	5,625
Deferred revenue, current portion	3,783	3,004
Operating lease liabilities, current portion	1,628	—
Other current liabilities	—	182
Total current liabilities	31,886	31,966
Long-term debt, net	370,489	172,607
Tax receivable agreement liability	64,399	59,167
Deferred revenue, net of current portion	6,429	6,787
Operating lease liabilities, net of current portion	4,848	—
Other long-term liabilities	4,932	1,671
Total liabilities	482,983	272,198
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.00001 par value, 100,000,000 shares authorized, none issued and outstanding as of June 25, 2022 and December 25, 2021.)	—	—
Class A common stock ($0.00001 par value, 600,000,000 shares authorized, 39,503,811 and 36,932,423 shares issued and outstanding as of June 25, 2022 and December 25, 2021, respectively)	—	—
Class B common stock ($0.00001 par value, 60,000,000 shares authorized, 23,943,795 and 26,700,477 shares issued and outstanding as of June 25, 2022 and December 25, 2021, respectively)	—	—
Additional paid-in capital	186,786	182,919
Accumulated deficit	(122,861)	(3,487)
Accumulated other comprehensive loss	—	(45)
Total stockholders' equity attributable to European Wax Center, Inc.	63,925	179,387
Noncontrolling interests	70,222	161,854
Total stockholders' equity	134,147	341,241
Total liabilities and stockholders' equity	$617,130	$613,439

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

(Unaudited)

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
REVENUE
Product sales	$30,502	$26,524	$55,279	$47,141
Royalty fees	12,769	12,030	24,154	20,880
Marketing fees	7,175	6,632	13,626	11,566
Other revenue	2,912	2,716	5,725	4,972
Total revenue	53,358	47,902	98,784	84,559
OPERATING EXPENSES
Cost of revenue	14,864	11,540	26,854	21,471
Selling, general and administrative	15,227	12,212	30,702	23,278
Advertising	8,049	6,515	14,605	11,399
Depreciation and amortization	5,055	5,271	10,115	10,409
Total operating expenses	43,195	35,538	82,276	66,557
Income from operations	10,163	12,364	16,508	18,002
Interest expense	8,080	4,635	9,587	9,171
Other expense	33	—	818	—
Income before income taxes	2,050	7,729	6,103	8,831
Income tax expense	19	—	46	—
NET INCOME	$2,031	$7,729	$6,057	$8,831
Less: net income attributable to EWC Ventures, LLC prior to the Reorganization Transactions	—	7,729	—	8,831
Less: net income attributable to noncontrolling interests	1,063	—	3,204	—
NET INCOME ATTRIBUTABLE TO EUROPEAN WAX CENTER, INC.	$968	$—	$2,853	$—

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	For the Twenty-Six Weeks Ended
	June 25, 2022	June 26, 2021
Cash flows from operating activities:
Net income	$6,057	$8,831
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,115	10,409
Amortization of deferred financing costs	1,229	684
Gain on interest rate cap	(196)	—
Provision for inventory obsolescence	(125)	—
Loss on debt extinguishment	1,957	—
Provision for bad debts	—	405
Remeasurement of tax receivable agreement liability	818	—
Equity compensation	5,335	557
Changes in assets and liabilities:
Accounts receivable	(3,674)	(6,712)
Inventory	(3,431)	(9,520)
Prepaid expenses and other assets	212	(7,562)
Accounts payable and accrued liabilities	(964)	10,260
Deferred revenue	421	674
Other long-term liabilities	(146)	(166)
Net cash provided by operating activities	17,608	7,860
Cash flows from investing activities:
Purchases of property and equipment	(82)	(323)
Reacquisition of area representative rights	—	(7,594)
Net cash used in investing activities	(82)	(7,917)
Cash flows from financing activities:
Deferred loan costs	(12,419)	—
Proceeds from long-term debt	384,328	—
Principal payments on long-term debt	(180,000)	(1,214)
Payments of debt extinguishment costs	(77)	—
Distributions to EWC Ventures LLC members	(4,760)	—
Contributions from EWC Ventures LLC members	—	728
Payment of Class A common stock offering costs	(870)	—
Repurchase of Class A Units	—	(942)
Dividends to holders of Class A common stock	(122,227)	—
Dividend equivalents to holders of EWC Ventures units	(82,746)	—
Net cash used in financing activities	(18,771)	(1,428)
Net decrease in cash	(1,245)	(1,485)
Cash, cash equivalents and restricted cash beginning of period	43,301	36,720
Cash, cash equivalents and restricted cash, end of period	$42,056	$35,235
Supplemental cash flow information:
Cash paid for interest	$3,042	$8,362
Cash paid for income taxes	$26	$—
Non-cash investing activities:
Property purchases included in accounts payable and accrued liabilities	$5	$—
Reacquired rights purchased included in accounts payable and accrued liabilities	$—	$50

Reconciliation of GAAP net income to Adjusted net income:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
(in thousands)
Net income	$2,031	$7,729	$6,057	$8,831
Share-based compensation(1)	2,000	259	5,335	557
IPO-related costs(2)	—	1,859	—	2,982
Other compensation-related costs(3)	—	43	—	380
Loss on extinguishment of debt	1,957	—	1,957	—
Remeasurement of tax receivable agreement liability (4)	33	—	818	—
Transaction costs (5)	1,406	—	1,406	—
Other (6)	—	—	417	—
Adjusted net income	$7,427	$9,890	$15,990	$12,750

(1) Represents non-cash equity-based compensation expense.
(2) Represents legal, accounting and other costs incurred in preparation for initial public offering in fiscal year 2021.
(3) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team in fiscal year 2021.
(4) Represents non-cash expense related to the remeasurement of our tax receivable agreement liability.

(5) Represents costs related to our secondary offering of Class A common stock by selling stockholders and certain costs incurred in connection with our securitization transaction.

(6) Represents non-core operating expenses identified by management. For fiscal year 2022 these costs relate to executive severance.

Reconciliation of GAAP net income to EBITDA and Adjusted EBITDA:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
(in thousands)
Net income	$2,031	$7,729	$6,057	$8,831
Interest expense	8,080	4,635	9,587	9,171
Income tax expense	19	—	46	—
Depreciation and amortization	5,055	5,271	10,115	10,409
EBITDA	$15,185	$17,635	$25,805	$28,411
Share-based compensation(1)	2,000	259	5,335	557
IPO-related costs(2)	—	1,859	—	2,982
Other compensation-related costs(3)	—	43	—	380
Remeasurement of tax receivable agreement liability (4)	33	—	818	—
Transaction costs (5)	1,406	—	1,406	—
Other (6)	—	—	417	—
Adjusted EBITDA	$18,624	$19,796	$33,781	$32,330
Adjusted EBITDA margin	34.9%	41.3%	34.2%	38.2%

(1) Represents non-cash equity-based compensation expense.
(2) Represents legal, accounting and other costs incurred in preparation for initial public offering in fiscal year 2021.
(3) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team in fiscal year 2021.
(4) Represents non-cash expense related to the remeasurement of our tax receivable agreement liability.

(5) Represents costs related to our secondary offering of Class A common stock by selling stockholders and certain costs incurred in connection with our securitization transaction.

(6) Represents non-core operating expenses identified by management. For fiscal year 2022 these costs relate to executive severance.

Investor Contacts

Amir Yeganehjoo

Amir.Yeganehjoo@myewc.com

469-217-7486

Bethany Johns

Bethany.Johns@myewc.com

469-270-6888

Media Contact

Creative Media Marketing

Meredith Needle

Ewc@cmmpr.com

212-979-8884